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                                  EXHIBIT 99.1

                              [UGLY DUCKLING LOGO]

CONTACTS:      Steven T. Darak
               Senior Vice President & Chief Financial Officer
               (602) 852-6600

FOR IMMEDIATE RELEASE

              UGLY DUCKLING CORPORATION ANNOUNCES RECLASSIFICATION
                   OF CYGNET DEALER INTO CONTINUING OPERATIONS
                      AND ANTICIPATED FIRST QUARTER RESULTS

     PHOENIX,  Arizona (March 16, 1999) - Ugly Duckling  Corporation (Nasdaq NM:
UGLY) today announced a reclassification of Cygnet Dealer into continuing operations and anticipated first quarter results.

     RECLASSIFICATION OF CYGNET DEALER INTO CONTINUING OPERATIONS:
     The Board of Directors has determined at this time to cease efforts to pursue strategic alternatives for the Company's Cygnet Dealer subsidiary due to a lack of interest and other factors. As a consequence, Ugly Duckling announced the reclassification of this non-dealership operation from discontinued to continuing operations in its financial statements for 1998, 1997 and 1996. The reclassification of Cygnet Dealer does not materially affect previously announced results for 1998. Earlier this month, Ugly Duckling announced the reclassification of certain other non-dealership operations consisting of its Cygnet Financial Services. As a result of these two reclassification announcements, only the Company's Champion Financial branch office network, which was closed in February, 1998, remains in discontinued operations. The Cygnet Dealer subsidiary provides various credit facilities to third party used car dealers. Cygnet Financial Services purchases and services auto finance portfolios.

EXPECTED FIRST QUARTER 1999 RESULTS:
     The Company reported that it expects its actual results for the first quarter 1999 to exceed analysts' consensus estimates. Analysts' estimates range from $(.13) to $(.18) loss per share for the quarter. The Company estimates that for the quarter it will be at or near break-even from its continuing operations. Although the quarter is not over, Ugly Duckling believes that a few factors, most notably a greater number of vehicles being sold, will lead to the better than expected results for Q1. However, there can be no assurance that the Company's expectation and estimates for first quarter 1999 will prove

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correct.  Further,  although  the Company did not provide any guidance on annual results for 1999, it did note that vehicle sales are typically strongest in its first quarter, and thus, may not be reflective of annual results.

         Headquartered in Phoenix, Arizona, Ugly Duckling Corporation is a used car sales and finance company that operates the nation's largest chain of used car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 58 Ugly Duckling Car Sales dealerships. Cygnet Financial Corporation, a wholly owned subsidiary of Ugly Duckling Corporation, provides various financial services primarily to the sub-prime segment of the automobile financing industry. Cygnet Dealer and Cygnet Financial Services are subsidiaries of Cygnet Financial Corporation.

         This press release may include statements that constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expects" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Specifically, the statements in this press release relating to the Company's expectations and estimates regarding results of operations are forward-looking in nature and involve risks and uncertainties. Factors that could cause or contribute to material differences, include, but are not limited to: (1) an unforeseen event impacting the Company or its business prior to the first quarter of 1999 being over, and the Company closing its accounting books and records; (2) a decrease in vehicle gross margins and/or unit sales due to market, competitive or other considerations; (3) a deterioration in the credit quality of the Company's finance receivables; (4) a change in estimate and/or assumption in the Company's reserves for credit losses; and (5) a further tightening of credit in the sub-prime industry. Other factors that could cause or contribute to such differences include factors detailed in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risks Factors," "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" in Ugly Duckling Corporation's most recent reports on Form 10-K and Form 10-Q (including Exhibit 99 to any such Form 10-Q), factors detailed in the section "Risk Factors" in Ugly Duckling Corporation's definitive proxy statement dated August 4, 1998, and elsewhere in Ugly Duckling Corporation's Securities and Exchange Commission filings. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this press release.
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